UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SMG INDUSTRIES INC.

(Name of Registrant As Specified In Its Charter)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

SMG Industries Inc.

20475 State Hwy 249, Suite 450

Houston, Texas 77070

NOTICE OF ACTIONS TAKEN BY WRITTEN

CONSENT OF STOCKHOLDERS

June 2, 2023

Dear Stockholders:

This Information Statement is being furnished by the Board of Directors (the “Board”) of SMG Industries Inc., a Delaware corporation (“we,” “us,” “our,” “SMG” or the “Company”), to holders of record of the Company’s common stock, $0.001 par value (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and pursuant to Section 228(a) of the Delaware General Corporation Law. The purpose of this Information Statement is to inform those with voting rights to our Common Stock (the “Stockholders”) that, on May 22, 2023, holders of at least a majority of the outstanding shares of Common Stock acted by written consent in lieu of a special meeting of stockholders to: (i) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase our authorized shares of Common Stock from 250,000,000 shares to 500,000,000 shares; (ii) approve an amendment to the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio ranging between 1-for-5 and 1-for-50 (with our Board being authorized to determine the exact ratio); and (iii) approve the Amended and Restated 2018 Stock Option Plan of the Company (the “Amended Option Plan”) to increase the number of shares of Common Stock available for issuance under the 2018 Stock Option Plan, as amended (the “Option Plan”), from 4,000,000 shares to 10,000,000 shares and to extend the Option Plan’s expiration date.

No action is required by you. The accompanying Information Statement is furnished to inform our Stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is first being mailed to you on or about June 2, 2023. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT A MAJORITY OF THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK HAVE BEEN VOTED TO: (I) APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 SHARES TO 500,000,000 SHARES, (II) APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A RATIO RANGING BETWEEN 1-FOR-5 AND 1-FOR-50 (WITH OUR BOARD BEING AUTHORIZED TO DETERMINE THE EXACT RATIO), AND (III) APPROVE THE AMENDED OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE OPTION PLAN FROM 4,000,000 SHARES TO 10,000,000 SHARES AND TO EXTEND THE OPTION PLAN’S EXPIRATION DATE.

By Order of the Board of Directors

/s/ Matthew Flemming

Matthew Flemming
Chairman and CEO

Houston, Texas

June 2, 2023

SMG Industries Inc.

20475 State Hwy 249, Suite 450

Houston, Texas 77070

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(THE “EXCHANGE ACT”), AND REGULATION 14C

PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

SMG Industries Inc. (“we,” “us,” “our,” “SMG” or the “Company”) is a Delaware corporation with principal executive offices located at 20475 State Hwy 249, Suite 450, Houston, Texas 77070. The telephone number is (713) 955-3497. On May 18, 2023, the Board of Directors (the “Board”), after careful consideration, unanimously deemed advisable and approved: (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized shares of the Company’s common stock, $0.001 par value (the “Common Stock”), from 250,000,000 shares to 500,000,000 shares (the “Authorized Share Amendment”); (ii) an amendment to the Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio ranging between 1-for-5 and 1-for-50 (with our Board being authorized to determine the exact ratio) (the “Reverse Stock Split Amendment”); and (iii) the Amended and Restated 2018 Stock Option Plan of the Company (the “Amended Option Plan”) to increase the number of shares of Common Stock available for issuance under the 2018 Stock Option Plan, as amended (the “Option Plan”), from 4,000,000 shares to 10,000,000 shares and to extend the Option Plan’s expiration date.

This Information Statement is being sent to holders of record of Common Stock as of May 25, 2023 (the “Record Date”) by the Board to notify them about actions that the Company’s stockholders have taken by written consent in lieu of a special meeting of the stockholders to approve the actions set forth herein. The written consent was delivered to the Company on May 22, 2023 in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”) and Article II, Section 7 of our Amended and Restated By-Laws (the “By-Laws”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Copies of this Information Statement are expected to be mailed on or about June 2, 2023, to the holders of record on the Record Date of our outstanding Common Stock. This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT A MAJORITY OF THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK HAVE BEEN VOTED TO: (I) APPROVE THE AUTHORIZED SHARE AMENDMENT, (II) APPROVE THE REVERSE STOCK SPLIT AMENDMENT, AND (II) APPROVE THE AMENDED OPTION PLAN.

FORWARD-LOOKING STATEMENTS

In this Information Statement, we may make certain forward-looking statements, including statements regarding our plans, strategies, objectives, expectations, intentions and resources that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This Information Statement contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The statements contained in this Information Statement that are not historical fact are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intends,” “continue,” or similar terms or variations of those terms or the negative of those terms.  All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements appear in a number of places in this Information Statement and include statements regarding the intent, belief or current expectations of SMG Industries Inc. Forward-looking statements are merely our current predictions of future events. Investors are cautioned that any such forward-looking statements are inherently uncertain, are not guaranties of future performance and involve risks and uncertainties. Actual results may differ materially from our predictions. There are a number of factors that could negatively affect our business and the value of our securities, including, but not limited to, fluctuations in the market price of our Common Stock; changes in our plans, strategies and intentions; changes in market valuations associated with our cash flows and operating results; the impact of significant acquisitions, dispositions and other similar transactions; our ability to attract and retain key employees; changes in financial estimates or recommendations by securities analysts; asset impairments; decreased liquidity in the capital markets; and changes in interest rates. Such factors could materially affect our Company’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to our Company. Although we have sought to identify the most significant risks to our business, we cannot predict whether, or to what extent, any of such risks may be realized, nor is there any assurance that we have identified all possible issues that we might face.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this Information Statement might not occur. Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Information Statement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required by applicable law. All subsequent forward-looking statements attributable to the Company or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We urge readers to carefully review and consider the various disclosures we make in this Information Statement and our reports filed with the SEC that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2022 under Part I, Item 1A. “Risk Factors.”

VOTES REQUIRED

Under Section 228 of the DGCL and Article II, Section 7 of our By-Laws, stockholders may approve actions upon the written consent of the holders of shares of Common Stock having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted. As a result, stockholders holding at least a majority of the outstanding shares of Common Stock are required to approve the Authorized Share Amendment, the Reverse Stock Split Amendment and the Amended Option Plan if such approval is obtained via written consent. The holders of Common Stock are entitled to one vote for each share of Common Stock owned by them.

At the close of business on the Record Date, there were 47,739,404 shares of Common Stock issued and outstanding, and certain stockholders who combined hold approximately 57.8% of the Common Stock and are entitled to vote on the matters described herein (the “Consenting Stockholders”) held 27,599,650 shares of Common Stock. On May 22, 2023, the Company received an executed written consent from the Consenting Stockholders that approved the Authorized Share Amendment, the Reverse Stock Split Amendment and the Amended Option Plan.

NOTICE ITEM 1

AUTHORIZED SHARE AMENDMENT

The Board and the Consenting Stockholders have approved the Authorized Share Amendment, attached hereto as Exhibit A, to increase our authorized shares of Common Stock from 250,000,000 shares to 500,000,000 shares.

As of the Record Date, 47,739,404 shares of our Common Stock were issued and outstanding. Accordingly, as of such date, a total of 202,260,596 shares of our Common Stock were available for future issuance under the Certificate of Incorporation. After filing the Authorized Share Amendment with the Secretary of State of the State of Delaware (the “Delaware SOS”), the number of shares of Common Stock available for future issuance will increase to 452,260,596 shares. An additional 250,000,000 shares of Common Stock will be added to the existing class of Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The additional shares may be used for various purposes which may not require further stockholder approval, including the conversion of outstanding convertible promissory notes to common stock; the conversion of outstanding non-convertible indebtedness to common stock; raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses or products; or other purposes.

The Authorized Share Amendment will become effective upon its acceptance by the Delaware SOS. We may file the Authorized Share Amendment with the Delaware SOS beginning 20 calendar days after the mailing of this Information Statement.

NOTICE ITEM 2

REVERSE STOCK SPLIT AMENDMENT

The Board and the Consenting Stockholders have approved the Reverse Stock Split Amendment, attached hereto as Exhibit B, to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio ranging between 1-for-5 and 1-for-50 (with our Board being authorized to determine the exact ratio) (the “Reverse Stock Split”).

Effects of the Reverse Stock Split

Commencing 20 calendar days after the mailing of this Information Statement, our Board will have the authority, in its sole discretion, without further action by our stockholders, to effect the Reverse Stock Split at any time on or before June 30, 2024, effective at the date and time set forth in the Reverse Stock Split Amendment that is filed with the Delaware SOS (the “Effective Time”). Even though the holders of a majority of the outstanding shares of Common Stock have already approved the Reverse Stock Split, we reserve the right not to effect the Reverse Stock Split of the Common Stock if our Board does not deem it to be in the best interests of the Company and our stockholders. We believe that granting this discretion provides our Board with maximum flexibility to act in the best interests of the Company and our stockholders. If the Reverse Stock Split Amendment has not been filed with the Delaware SOS on or before the June 30, 2024, the Board will be deemed to have abandoned the Reverse Stock Split. Upon implementation of the Reverse Stock Split by the Board, between five (5) and fifty (50) shares of outstanding Common Stock will be automatically converted into one (1) share of Common Stock.

Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each stockholder will beneficially hold the same percentage of our outstanding shares of Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. In addition, proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants to buy Common Stock, so that the total price required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal. Additionally, the conversion price of convertible promissory notes and the number of shares of Common Stock available for issuance under the Amended Option Plan will be proportionately adjusted to reflect the Reverse Stock Split ratio selected by the Board, such that fewer shares will be issuable upon the conversion of convertible promissory notes and fewer shares will be subject to the Amended Option Plan.

The Board does not intend as part of the Reverse Stock Split to reduce the amount of the Company’s authorized shares of Common Stock. As a result of the increase in the number of authorized shares of Common Stock as described in Notice Item 1 above, upon the effectiveness of the Authorized Share Amendment and the Reverse Stock Split Amendment, and based upon the number of shares of Common Stock outstanding as of the Record Date, we will have 500,000,000 authorized shares of Common Stock and 47,739,404 shares issued and outstanding, leaving 452,260,596 shares available for issuance, not including shares reserved for issuance upon the exercise of warrants or options or the conversion of convertible promissory notes. As a result of the increase in authorized shares of Common Stock, the number of unissued, available authorized shares of Common Stock will increase, as reflected in the following table as if the Reverse Stock Split occurred on May 22, 2023:

Ratio	Authorized(1)	Issued pre-Reverse Stock Split(2)	Issued post-Reverse Stock Split(2)(3)	Post-Reverse Stock Split Shares Available for Issuance
1:5	500,000,000	47,739,404	9,547,881	490,452,119
1:10	500,000,000	47,739,404	4,773,941	490,452,119
1:20	500,000,000	47,739,404	2,386,971	497,613,029
1:30	500,000,000	47,739,404	1,591,314	498,408,686
1:40	500,000,000	47,739,404	1,193,486	498,806,514
1:50	500,000,000	47,739,404	954,789	499,045,211

(1) Reflects the actions taken in accordance with Notice Item 1, whereby the authorized shares of Common Stock shall be increased from 250,000,000 to 500,000,000.

(2) Does not reflect shares issuable upon the exercise of warrants or options, the conversion of outstanding convertible promissory notes or the conversion of any other outstanding debt to equity.

(3) For purposes of this illustration, fractional shares are rounded up.

The increase in the number of shares of Common Stock available for issuance and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

Pursuant to the Reverse Stock Split, the par value of our Common Stock will remain $0.001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.

Reasons for the Reverse Stock Split

The Board believes the Reverse Stock Split will be beneficial to the Company for the following reasons:

•	The Board believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability of the Common Stock and will encourage interest and trading in the Common Stock by brokerage houses and institutions that are not currently able or willing to trade the Common Stock. Because of the trading volatility often associated with low-priced stocks, many potential investors have internal policies and practices that either prohibit them from investing in low-priced stocks or that tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, low-priced stocks not listed on an exchange are subject to the additional broker-dealer disclosure requirements and restrictions found in SEC Rule 15g-6.

•	In connection with any potential listing of the Company’s Common Stock on a national exchange, we will likely be required to effect a reverse stock split of our shares of Common Stock to meet the initial listing requirements, and the actions set forth herein will allow the Board to quickly and efficiently implement any such reverse stock split without delay at such time.

It should be noted that the liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price and a subsequent exchange listing, if any, could mitigate, to some extent, the effects on the liquidity through the anticipated increase in marketability discussed above.

The Board understands that there is a risk that the market price for the Common Stock may not react proportionally to the Reverse Stock Split. For example, if the Company accomplishes a 1-for-20 Reverse Stock Split at a time when the market price is $0.20 per share, there can be no assurance that the resulting market price will thereafter remain at or above $4.00 per share.

The Board confirms that the contemplated reverse stock split is not and will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Criteria the Board of Directors May Use to Determine Whether to Implement the Reverse Stock Split

When determining whether to implement the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, the Board may consider various factors, including:

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;

•	the number of shares of our Common Stock outstanding;

•	the anticipated impact of a particular ratio on the Company’s ability to reduce administrative and transactional costs; and

•	prevailing general market, legal and economic conditions.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of our outstanding shares of Common Stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of our Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our Common Stock in registered book-entry form. A transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our Common Stock you hold.

If you hold any of your shares of our Common Stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our Common Stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our Common Stock or (2) post-Reverse Stock Split shares of our Common Stock in book-entry form, evidenced by a transaction statement that will be sent to your address of record indicating the number of shares of our Common Stock you hold. Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the proposed Reverse Stock Split and Reverse Stock Split Amendment.

Material U.S. Federal Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of an implemented Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies, that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of our Common Stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, and persons who acquired shares of our Common Stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of our Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns shares of our Common Stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our Common Stock, and any members of such an entity, are encouraged to consult their tax advisors.

BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:

•	a U.S. Holder will not recognize gain or loss on the Reverse Stock Split;

•	the aggregate tax basis of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor; and

•	the holding period of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of our Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

NOTICE ITEM 3

AMENDED AND RESTATED 2018 STOCK OPTION PLAN

The Board and the Consenting Stockholders have approved the Amended Option Plan, attached hereto as Exhibit C, to increase the number of shares of Common Stock (“Shares”) available for issuance under the Option Plan from 4,000,000 shares to 10,000,000 shares, to extend the Option Plan’s expiration date to May 18, 2033, and to update certain tax provisions.

The Option Plan was effective as of January 24, 2018, and on January 31, 2018, the Company’s stockholders approved the Option Plan, under which 2,000,000 shares of Common Stock were reserved for issuance. On February 19, 2020, the Board, subject to stockholder approval, increased the number of Shares reserved for issuance to 4,000,000 shares, which was approved by the holders of a majority of the outstanding Shares on August 14, 2020. As of the Record Date, the Company had 2,145,000 options issued and outstanding under the Option Plan, and 1,855,000 Shares remained available for issuance. The Amended Option Plan will become effective 20 calendar days after the mailing of this Information Statement.

The Board believes it is desirable to increase the number of Shares authorized for issuance under the Option Plan to provide the Company with adequate flexibility to grant stock options to incentivize, attract and compensate employees, consultants and directors of the Company and its parent and subsidiaries (“affiliates”).

Summary of the Option Plan

The principal terms of the Amended Option Plan are summarized below. This summary is not a complete description of the Amended Option Plan, and it is qualified in its entirety by reference to the complete text of the Amended Option Plan document. The Amended Option Plan is attached as Exhibit C to this Information Statement.

Shares Available for Issuance. We initially reserved 2,000,000 Shares to be issued under the Option Plan (plus Shares related to awards which are forfeited or expired). The Amended Plan reserves a total of 10,000,000 Shares.

Administration of the Option Plan. The Amended Option Plan is administered by the Compensation Committee of the Board (the “Administrator”). The Board shall appoint and remove members of the Compensation Committee in its discretion in accordance with applicable laws. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Option Plan.

The Administrator has the authority, in its discretion, to construe and interpret the Amended Option Plan, and to select participants, grant options, modify or amend any option, and make all other determinations necessary or advisable for the administration of the Amended Option Plan.

Eligibility. The Amended Option Plan provides that employees, consultants, and non-employee directors of the Company or of any affiliate are eligible to receive grants of stock options under the Amended Option Plan. Only employees are eligible to receive incentive stock options (“ISOs”) under the Amended Option Plan. All eligible service providers may receive non-qualified stock options (“NQSOs”) under the Amended Option Plan.

Awards.  The exercise price of each stock option must be at least equal to the fair market value of a Share on the date of grant; however, the exercise price of ISOs granted to 10% stockholders must be at least equal to 110% of that value. The maximum term of options granted under the Amended Option Plan is ten years or, in the case of an ISO granted to 10% stockholders, five years.

Dissolution, Liquidation, Change in Capital Structure or Other Transaction. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least thirty days prior to such proposed action. All options will terminate immediately prior to the consummation of such proposed action; however, the Administrator may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all options shall be assumed or equivalent options shall be substituted. If options are not assumed or substituted, the Administrator may permit the exercise of any of the options prior to consummation of such event, even if such options were not otherwise exercisable.

In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of Shares reserved under the Amended Option Plan and the number of Shares and exercise price of all outstanding option awards under the Amended Option Plan, with fractional shares rounded down.

Termination of Employment or Service. If for any reason other than death or permanent and total disability, an optionee ceases to be employed by, or provide services as a consultant or director to, the Company or any of its affiliates, vested options held at the date of termination may be exercised in whole or in part at any time within three months of the date of such termination, or such other period of at least thirty days, as is specified in a stock option agreement (but in no event after the expiration date of the option). However, the exercise period may be extended in the event that an exercise would violate Section 16(b) of the Exchange Act. If an optionee dies or becomes permanently and totally disabled while employed by the Company or an affiliate or within the period that the option remains exercisable after a termination or service, options then held (if exercisable) may be exercised at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the option agreement.

Repricing, Exchange and Buyout of Awards. Stock options granted under the Amended Option Plan may be repriced, stock options may be cashed out, or new awards may be issued in exchange for the surrender and cancellation of any, or all, outstanding awards, without stockholder approval.

Restrictions on Transfer. No option granted under the Amended Option Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order, except with approval of the Administrator, which may be granted for NQSOs only. During the life of the optionee, an option shall be exercisable only by the optionee.

Amendment and Termination. The Amended Option Plan will terminate on May 18, 2033 (ten years following the date the Board approved the Amended Option Plan), unless it is terminated earlier by the Board. The Board may amend or terminate the Amended Option Plan at any time, which may be without shareholder approval, except where needed to preserve ISO treatment or if the Board concludes that shareholder approval is advisable.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the Amended Option Plan based on federal income tax laws in effect on the date of this Information Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

Incentive Stock Options (ISOs). An optionee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation, provided that the Company reports the income to the optionee. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. However, if the optionee exercises an ISO and satisfies the holding period requirements, the Company may not deduct any amount in connection with the ISO. If a sale or disposition of shares acquired with the ISO occurs after the holding period, the employee will recognize long-term capital gain or loss at the time of sale equal to the difference between proceeds realized and the exercise price paid. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Qualified Stock Options (NQSOs). An optionee generally has no taxable income at the time of grant of an NQSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. The same amount is deductible by the Company as compensation, provided that, in the case of an employee option, the Company reports the income to the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

New Plan Benefits

The awards under the Amended Option Plan are within the discretion of the Administrator. As a result, the benefits that will be awarded under the Amended Option Plan are not determinable at this time.

Existing Plan Benefits

No grants of awards under the Option Plan have been made to any employees, directors or consultants in the last three fiscal years.

Equity Compensation Plan Information

The following table provides information with respect to our compensation plans under which equity compensation is authorized as of December 31, 2022.

	Number of		Number of
	securities to		securities
	be issued		remaining
	upon		available
	exercise of		for
	outstanding		future issuance
	options		under equity
	and	Weighted-average exercise	compensation
Plan Category	rights	price of outstanding options	plans
Equity compensation plans not approved by stockholders	—	—	—
2008 Long-Term Incentive Compensation Plan	590,000	$0.47	—
2018 Stock Option Plan*	50,000	0.79	2,475,000
Total	640,000	$0.50	2,475,000

*	In February 2020, the Company’s board of directors adopted a board resolution increasing the number of shares available for issuance under the 2018 Stock Option Plan from 2,000,000 to 4,000,000.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation earned during the fiscal years ended December 31, 2022 and 2021 to (1) our Chief Executive Officer, and (2) our other named executive officers during the fiscal years ended December 31, 2022 and 2021 (collectively, the “named executive officers”):

						Non-equity	Non-qualified
						incentive	deferred
				Stock	Option	plan	compensation	All other
Name and principal		Salary	Bonus	awards	awards	compensation	earnings	compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Matthew Flemming	2022	180,000	65,000	—	—	—	—	—	245,000
Chief Business Development Officer, Interim Chief Executive Officer and Interim Chief Financial Officer	2021	146,401	5,000	—	—	—	—	—	151,401

Jeffrey Martini	2022	—	—	—	—	—	—	—	—
Former Chief Executive Officer and Chief Financial Officer through August 2021	2021	215,000	—	—	—	—	—	—	215,000

Allen Parrott	2022	52,788	—	—	—	—	—	—	52,788
Former Chief Financial Officer and Acting Chief Executive Officer August 2021 through April 2022	2021	83,788	—	—	—	—	—	—	83,788

All compensation awarded to directors and executive officers are deliberated among, and approved by, the Board.

Executive Compensation

On October 1, 2017, we entered into an employment agreement with Mr. Flemming, formerly our Chief Executive Officer. Pursuant to the terms of the agreement, Mr. Flemming is paid an annual salary of $180,000 and receives health care insurance and other customary benefits. The initial term of the agreement is for a period of three years, with automatic three month extensions after the first term. In addition to Mr. Flemming’s base salary, Mr. Flemming is entitled to bonuses at the discretion of the Compensation Committee of the Board. On February 27, 2020, the Board agreed to pay Mr. Flemming $5,000 per month in exchange for providing a personal guarantee in connection with the Company notes, where payments shall be made until the termination of Mr. Flemming’s personal guarantees. Mr. Flemming waived this guarantee fee through December 31, 2020. In December 2020, Mr. Flemming agreed to a voluntary temporary salary reduction to an annual rate of $144,000 until June 2022, when it was restored to $180,000 per year.

On August 24, 2021, the Board appointed Allen Parrott to serve as the Chief Financial Officer of the Company. Through December 31, 2021, Mr. Parrott’s salary was $225,000 per annum and included customary company benefits. Commencing on January 1, 2022, Mr. Parrott’s compensation was revised to $3,000 per week for his services. Mr. Parrott ceased employment as an officer of the Company in March 2022.

From December 2020 to August 2021, Jeffrey Martini served as our Chief Executive Officer, however, we were not party to an employment agreement with Mr. Martini. Instead, APEX Heritage Group, Inc. (“Apex”) contracted directly with Mr. Martini for such management services, and is routinely compensated in turn via the provision of debt and/or equity instruments under the terms of an interim management services agreement, among other arrangements. During 2020, Apex was reimbursed via convertible debt valued at $225,000, which was in part compensation for such employment.

Pay Versus Performance Table

The following table sets forth additional compensation information of our Chief Executive Officers and our other named executive officers (averaged) along with total shareholder return, and net income (loss) performance results for our fiscal years ending in 2021 and 2022:

	Summary Compensation Table Total for CEO #1 (1) (2) ($)	Compensation Actually Paid to CEO #1(1) (2) ($)	Summary Compensation Table Total for CEO #2(1) (2) ($)	Compensation Actually Paid to CEO #2(1) (2) ($)	Summary Compensation Table Total for CEO #3(1) (2) ($)	Compensation Actually Paid to CEO #3(1) (2) ($)	Average Summary Compensation Table for Other NEOs (1) (2) ($)	Average Compensation Actually Paid to Other NEOs (1) (2) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return (3) ($)	Net Income (Loss) ($ in thousands)
2022	245,000	211,462	52,788	52,788	—	—	—	—	104	(11,610)
2021	—	—	83,788	83,788	215,000	215,000	151,401	234,050	260	(11,217)

(1)

Year	CEO#1	CEO#2	CEO #3	Other NEOs
2022	Matthew Flemming	Allen Parrott		None
2021		Allen Parrott	Jeffrey Martini	Matthew Flemming Stephen Christian

(a)            From December 18, 2020 to August 23, 2021, Jeffrey Martini (CEO #1) served as our Chief Executive Officer. Allen Parrott was our Acting Chief Executive Officer (CEO #2) from August 24, 2021 to April 14, 2022. Our current Interim Chief Executive Officer is Matthew Flemming (CEO #3).

(2)            None of our named executive officers participates in a pension plan; therefore, no adjustment from the Summary Compensation total related to pension value was made. Mr. Flemming was the only named executive officer for 2021 or 2022 with an outstanding equity award. None of the named executive officers received an equity award in 2021 or 2022. A reconciliation of Total Compensation from the Summary Compensation Table to Compensation Actually Paid to Mr. Flemming is shown below:

Adjustments	2022 ($)	2021 ($)
Total Compensation from SCT	245,000	151,401
(Subtraction): SCT amounts	—	—
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	—	—
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	(9,396)	59,708
Addition: Vesting date fair value of awards granted and vesting during such year	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	(24,142)	22,941
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	—	—
Compensation Actually Paid (as calculated)	211,462	234,050

(3)            Total shareholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2020 (the last trading day of 2020) through and including the end of the fiscal year for each year reported in the table.

Relationship between Pay and Performance

The charts shown below present a graphical comparison of Compensation Actually Paid to our CEOs and the average Compensation Actually Paid to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) total shareholder return (TSR) and (2) net income (loss).

Compensation Actually Paid versus TSR

(1)	Total shareholder return in the above chart reflects the cumulative return of $100 as if invested on December 31, 2020, including reinvestment of any dividends.

Compensation Actually Paid versus Net Income (Loss)

Director Compensation

Director Compensation Table

During the year ended December 31, 2022, none of our non-executive independent directors received compensation for their Board service.

Cash Compensation of Directors

Members of our Board do not currently receive cash compensation for their services, however, the Board may in the future determine to compensate its members through the payment of cash compensation. We reimburse our non-employee directors for out-of-pocket expenses for attending such meeting.

Equity Compensation of Directors

Our independent directors are eligible to participate in our Option Plan. During 2022, no members of our Board received any cash or equity consideration for their services.

Outstanding Equity Awards at 2022 Year End

Other than 1,000,000 options to purchase shares of our common stock held by Mr. Flemming at an exercise price of $0.30 per share, of which 944,444 were exercisable as of December 31, 2022, there are no outstanding unexercised options, unvested stock and equity incentive plan awards held by any of our executive officers as of December 31, 2022. The Company granted such options to Mr. Flemming on February 28, 2020, and 1/36 of the options vest monthly thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 8, 2023, information regarding the beneficial ownership of our Common Stock based upon the most recent information available to us for: (i) each person known by us to own beneficially five percent (5%) or more of our outstanding Common Stock, (ii) each of our named executive officers and directors, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by them. As of May 8, 2023, there were 47,739,284 shares of our Common Stock issued and outstanding. Except as otherwise listed below, the address of each person is 20475 State Hwy 249, Suite 450, Houston Texas 77070.

	Amount of Beneficial
	Ownership of Common	Percent of Common
Name	Stock (1)	Stock
George Gilman (7)	3,457,630	7.1%
Dane Stewart (8)	4,025,000	8.3%
Richard Fallin (9)	11,500,000	23.7%

Directors and Named Executive Officers:
Matthew Flemming (2)	1,600,000	3.3%
Steven Madden (3)	63,040,480	66.5%
Newton Dorsett (4)	3,376,840	6.9%
Joseph Page	—	—
Allen Parrott	—	—
Brady Crosswell (5)	6,900,000	14.2%
Todd Riedel	—	—
James E. Frye (6)	10,890,434	22.5%
All Directors and Executive Officers as a group (7 persons) (1)-(6)	85,807,754	78.5%

*less than one percent

(1)	Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants or the conversion of convertible promissory notes are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2)	Flemming Family Trust, an irrevocable trust, is the owner of 600,000 of the shares. Rolf O. Flemming, father to Matthew Flemming, is the grantor of the trust and Matthew Flemming is the trustee. Certain of his immediate relatives are the beneficiaries. Includes 1,000,000 shares of Common Stock issuable upon the exercise of options held by Mr. Flemming.

(3)	Includes: (i) 43,144,390 shares of Common Stock issuable upon the conversion of convertible promissory notes held by Mr. Madden, (ii) 1,848,000 shares of Common Stock and 3,660,000 shares of Common Stock issuable upon the conversion of a convertible promissory note held by Apex Heritage Investments, LLC, over which Mr. Madden has sole voting and investment control, and (iii) 375,000 shares held by Madden Heritage Foundation, over which Mr. Madden has sole voting and investment control. The business address of Steven H. Madden is 9821 Katy Freeway #880, Houston, Texas 77024.

(4)	Includes 775,920 shares of Common Stock issuable upon the conversion of convertible promissory notes held by Mr. Dorsett. The address for Mr. Dorsett is 220 Travis Street, 5th Floor, Shreveport, LA 71101.

(5)	Includes: (i) 2,525,000 shares of Common Stock and 4,000,000 shares of Common Stock issuable upon the conversion of convertible promissory notes held by Grey Fox Investments LLC, of which Mr. Crosswell is the sole member and manager and over which he has sole voting and investment control, and (ii) 375,000 shares of Common Stock held by Grey Fox Secured Funding LP, over which Mr. Crosswell has sole voting and investment control. The business address of Grey Fox Investments LLC is 902 Wild Valley Road, Houston, Texas 77057.

(6)	Includes 8,707,090 shares of Common Stock issuable upon the conversion of convertible promissory notes held by Mr. Frye.

(7)	Includes: (i) 650,015 shares of Common Stock held by Aeneas, LC, of which Mr. Gilman is the manager and over which he has sole voting and investment control, (ii) 812,164 shares of Common Stock held by The Mary Payne Family Trust, of which Mr. Gilman is the Trustee and over which he has sole voting and investment control, (iii) 140,000 shares of Common Stock issuable upon the conversion of a convertible note held by the Mary Payne Trust, (iv) 195,000 shares of Common Stock issuable upon the exercise of warrants held by The Mary Payne Trust, and (v) 803,334 shares of Common Stock issuable upon the exercise of warrants held by Mr. Gilman.

(8)	Includes: (i) 300,000 shares of Common Stock and 2,000,000 shares of Common Stock issuable upon the conversion of a convertible promissory note held by Stewart Investment Partners Ltd. of which Mr. Stewart is the managing partner and over which he has sole voting and investment control, and (ii) 225,000 shares of Common Stock and 1,500,000 shares of Common Stock issuable upon the conversion of a convertible promissory note held by Whitewing Investment Partners I, Ltd., of which Mr. Stewart is the managing partner and over which he has sole voting and investment control. The business address for Mr. Stewart is 7500 San Felipe, Suite 1060, Houston, Texas 77063.

(9)	Includes 10,000,000 shares of Common Stock issuable upon the conversion of convertible promissory notes held by Mr. Fallin. The address for Mr. Fallin is 9545 Katy Freeway, Houston, Texas 77024.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No officer, director or director nominee of the Company has any substantial interest in the matters acted upon, other than his role as an officer, director or stockholder of the Company. No director of the Company informed the Company that such director opposed any of the actions as set forth in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY
HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to SMG Industries Inc., Attention: Secretary, 20475 State Hwy 249, Suite 450, Houston Texas 77070, or call (713) 955-3497, to request:

●	a separate copy of this Information Statement;

●	a separate copy of Information Statements in the future; or

●	delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information, including annual and quarterly reports on Form 10-K and 10-Q and current reports on Form 8-K, with the SEC. The SEC maintains a website on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The close of business on May 25, 2023 is the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, none of the actions described above will become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is expected to be mailed on or about June 2, 2023 to all stockholders of record at the close of business on the Record Date.

By Order of the Board of Directors,

/s/ Matthew C. Flemming
Matthew C. Flemming, Chairman and CEO

Exhibit A

PROPOSED AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SMG INDUSTRIES INC.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The amendment would provide that Article Fourth of the Amended and Restated Certificate of Incorporation be amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 501,000,000 shares, consisting of 500,000,000 shares of Common Stock with a par value of $.001 per share (the “Common Stock”) and 1,000,000 shares of Preferred Stock with a par value of $.001 per share (the “Preferred Stock”).

A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

A.	PREFERRED STOCK

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Corporation’s Board of Directors may determine.  Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.  Except as otherwise provided in this Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware.  The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of this Certification of Incorporation or the Corporation’s By-Laws, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation.

B.	COMMON STOCK

1. Relative Rights of Preferred Stock and Common Stock.  All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

2. Voting Rights.  Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

3. Dividends.  Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

4. Dissolution, Liquidation or Winding Up.  In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.”

Exhibit B

PROPOSED AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SMG INDUSTRIES INC.

REVERSE STOCK SPLIT

The amendment would add a new Subsection 5 to Section B of Article Fourth of the Amended and Restated Certificate of Incorporation as follows:

5. “Upon the filing and effectiveness (the “Reverse Stock Split Effective Time”) pursuant to the GCL of the State of Delaware of the Certificate of Amendment to these Articles of Incorporation of the Corporation, each [number between and including 5 and 50] shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, automatically and without any further action on the part of the Corporation or any of the respective holders thereof, be reclassified, combined and converted into one (1) fully paid and nonassessable share of Common Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. The reclassification of the Common Stock will be deemed to occur at the Reverse Stock Split Effective Time. From and after the Reverse Stock Split Effective Time, certificates representing Common Stock prior to such reclassification shall represent the number of shares of Common Stock into which such Common Stock prior to such reclassification shall have been reclassified pursuant to the Certificate of Amendment. No fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share upon the Reverse Stock Split.”

Exhibit C

AMENDED AND RESTATED

2018 STOCK OPTION PLAN

OF

SMG ~~INDIUM RESOURCES LTD~~INDUSTRIES INC.

1.	PURPOSES OF THE PLAN

The purposes of the Amended and Restated 2018 Stock Option Plan (the “Plan”) of SMG ~~Indium Resources, Ltd~~Industries Inc., a Delaware corporation (the “Company”), are to:

(a)                 Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

(b)                 Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

(c)                 Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the “Shares”).

Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “non-qualified stock options” (“NQSOs”).

2.	ELIGIBLE PERSONS

Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under this Plan.  Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under this Plan.  The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.  The term “employee” (within the meaning of Section 3401(c) of the Code) includes an officer or director who is an employee of the Company.  The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 of the Plan, the total number of Shares which may be issued under Options granted pursuant to this Plan shall not exceed ~~two~~ten million (~~2,000,000~~10,000,000) Shares. The Shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

4.	ADMINISTRATION

(a)                 The Plan shall be administered by either the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”).  The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act ~~and Section 162(m) of the Code~~of 1934, as amended (the “Exchange Act”), the Committee shall, in the Board's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 ~~and “outside directors” within the meaning of Section 162(m) of the Code~~. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b)                 Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the ~~f~~Fair ~~m~~Market ~~v~~Value of the Shares subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan.  The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c)                 All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator.  Such determinations shall be final and binding on all persons.

5.	GRANTING OF OPTIONS; OPTION AGREEMENT

(a)                 No Options shall be granted under this Plan after ~~10 years from the date of adoption of~~ this Plan has expired or been terminated by the Board.

(b)                 Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

(c)                 The stock option agreement shall specify whether each Option it evidences is an NQSO or an ISO.

(d)                 Subject to Section ~~6.3.3~~6.2.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.	TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1.   NQSOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section ~~6.3~~6.2. ISOs shall also be subject to the terms and conditions set forth in Section ~~6.3, but not those set forth in Section~~ 6.2.

6.1                 Terms and Conditions to Which All Options Are Subject.  All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1                    Changes in Capital Structure.  Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments, and may round any fractional Shares up or down. No adjustment shall be made pursuant to this Section 6.1.1 in a manner that would cause ISOs to violate Section 422(b) of the Code or cause any Option to be subject to adverse tax consequences under Code Section 409A. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2                    Corporate Transactions.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action.  To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable.  In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable. Any adjustment of the number of Options or exercise price of such Options must be in a manner consistent with Code Section 409A (and Code Section 424 if the Option is an ISO).

6.1.3                    Time of Option Exercise.  Subject to Section 5 and Section ~~6.3.4~~6.2.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

6.1.4                    Option Grant Date.  The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5                    Nontransferability of Option Rights.  Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order.  During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6                    Payment.  Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company.  The Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

(a)      Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of Shares already owned by the optionee for all or part of the ~~Option~~exercise price, provided the ~~f~~Fair ~~m~~Market ~~v~~Value (determined as set forth in Section 6.1.10) of such Shares being delivered is equal on the date of exercise to the ~~Option~~exercise price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; and

(b)      Subject to the discretion of the Administrator, through the surrender of Shares then issuable upon exercise of the Option, provided the ~~f~~Fair ~~m~~Market ~~v~~Value (determined as set forth in Section 6.1.10) of such Shares is equal on the date of exercise to the ~~Option~~exercise price, or such portion thereof as the optionee is authorized to pay by surrender of such stock.

6.1.7                    Termination of Employment.  If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).  If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant.  For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8                    ~~Withholding and Employment~~  Taxes.  At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes.  Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned Shares or other securities of the Company with a ~~f~~Fair ~~m~~Market ~~v~~Value equal to the required amount, or (iii) agreeing to have Shares (with a ~~f~~Fair ~~m~~Market ~~v~~Value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company. It is intended that all Options granted under the Plan will be exempt from Code Section 409A, and Options shall be structured and the Plan administered and interpreted in accordance with this intent.

6.1.9                    Other Provisions.  Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10                  Determination of Fair Market Value.  For purposes of the Plan, the “~~f~~Fair ~~m~~Market ~~v~~Value” of Shares or other securities of the Company shall be determined as follows:

~~(a)       Fair market value shall be the closing price of such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market or quotation service on which such stock is reported or quoted, but if selling prices are not reported or quoted, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).~~

(a)       If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing or last sales price for a Share on the principal securities market on which it trades on the trading day prior to the date the value is to be determined, but if selling prices are not reported or quoted, its Fair Market Value shall be the mean between the high bid and low asked prices for such stock on the trading date before the date the value is to be determined, or if there are no quoted prices for such date, then the Fair Market Value will be based on the last sale made prior to the date the value is to be determined, as reported in The Wall Street Journal or such other source as the Administrator deems reliable

(b)       ~~In~~If the ~~absence of~~Shares are not then readily tradable on an established ~~market for the stock~~securities market (as determined under Code Section 409A), then ~~f~~Fair ~~m~~Market ~~v~~Value ~~thereof shall~~will be determined ~~in good faith~~ by the Administrator~~, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or similar line of business.~~ as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

“Code Section 409A” means Section 409A of the Code, as amended, and the regulations and guidance promulgated thereunder.

6.1.11                  Option Term.  Subject to Section ~~6.3.4~~6.2.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

~~6.2                 Terms and Conditions to Which Only NQSOs Are Subject.  Options granted under this Plan which are designated as NQSOs shall be subject to the following terms and conditions:~~

~~6.2.1~~                        6.1.12                  Exercise Price.

(a)        Except as set forth in Section 6.2.1~~(b)~~, the exercise price of an ~~NQSO~~Option shall be not less than ~~85~~100% of the ~~f~~Fair ~~m~~Market ~~v~~Value (determined in accordance with Section 6.1.10) of the ~~stock~~Share subject to the Option on the date of grant.

6.2                 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

~~(b)       To the extent required by applicable laws, rules and regulations, the~~6.2.1                    Exercise Price.  The exercise price of ~~a~~an ~~NQ~~ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the ~~f~~Fair ~~m~~Market ~~v~~Value (determined in accordance with Section 6.1.10) of the ~~stock~~Shares covered by the Option at the time the Option is granted.

~~6.3                 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:~~

~~6.3.1                    Exercise Price.~~

~~(a)       Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.~~

~~(b)       The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.~~

~~6.3.2~~6.2.2             Disqualifying Dispositions.  If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

~~6.3.3~~6.2.3             Grant Date.  If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

~~6.3.4~~6.2.4             Term.  Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

6.2.5                     Limits. An Option will constitute an ISO only if the Optionee receiving the Option is an employee, and only to the extent that (i) it is so designated in the applicable stock option agreement and (ii) the aggregate Fair Market Value (determined as of the Option grant date) of the Shares with respect to which ISOs held by the Optionee first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option does not meet the requirements to be considered an ISO under the Code, the Option shall be treated as a NQSO.

7.	MANNER OF EXERCISE

(a)                 An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

(b)                 Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock.  An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.	CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.	AMENDMENTS TO PLAN OR AWARDS

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except ~~to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options~~if such action is necessary to comply with applicable law or stock exchange rules, or if a the Administrator, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Optionee’s rights. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

12.	EFFECTIVE DATE OF PLAN; TERMINATION

This Plan ~~is~~was originally effective as of January 24, 2018, and is hereby amended and restated upon its adoption by the Board; provided, however, that no Option granted under the amended and restated Plan shall be exercisable unless and until written consent of the shareholders of the Company, or approval of the shareholders of the Company voting at a validly called shareholders' meeting or by majority written consent of the shareholders of the Company, is obtained within twelve months after adoption by the Board.  If such shareholder approval is not obtained within such time, Options granted hereunder shall be of the same force and effect as if such approval was obtained except that all ISOs granted ~~hereunder~~under the amended and restated Plan shall be treated as NQSOs. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.  This Plan shall terminate ~~within~~on the~~n years~~tenth anniversary from the date of ~~its~~the adoption of the amended and restated Plan by the Board.

13.            Forfeiture and Compensation Recovery.

Options and any compensation associated therewith is subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Administrator at any time, and as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Administrator in response to the requirements of Section 10D of the Exchange Act, the Securities and Exchange Commission’s final rules thereunder (Listing Standards for Recovery of Erroneously Awarded Compensation, 87 Fed. Reg. 73076-73142) and any applicable listing rules or other rules and regulations implementing the foregoing, or as otherwise required by law. Any Option may be unilaterally amended by the Administrator to comply with any such compensation recovery policy.